P15000009860

100285892071

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

4/25/16

Office Use Only

05/19/16--01022--011 **52.50

FILED
2016 MAY 19 PM 12: 34

cc/cus

Amend/Name chg

MAY 20 2016

I ALBRITTON

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Jolen, Inc.

DOCUMENT NUMBER: P15000009860

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Michael Heilman
Name of Contact Person

Jolen, Inc. to be renamed to WOWI, Inc.
Firm/ Company

550M Ritchie Highway #104
Address

Severna Park, MD 21146
City/ State and Zip Code

mikeheilman@comcast.net
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Michael Heilman at (410) 647-5386
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ■ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Jolen, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P15000009860

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

WOWI, Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: N/A
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: N/A
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

N/A
(Florida street address)

New Registered Office Address: N/A *(City)*, Florida N/A *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	D,CEO	Anthony Russo	6770 S Yosemite St
X Add			Centennial, CO 80112
___ Remove			
2) ___ Change	CEO	Michael Heilman	550M Ritchie Highway #104
___ Add			Severna Park, MD 21146
X Remove			
3) ___ Change	V	Michael Heilman	550M Ritchie Highway #104
X Add			Severna Park, MD 21146
___ Remove			
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

N/A

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

N/A

COMBINED ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND OF THE STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF JOLEN, INC.

The undersigned, being all the directors and holders of a majority of the Corporation's issued and outstanding common stock, being the only class of equity securities entitled to vote on the matters herein, of Jolen, Inc., a Florida corporation, do hereby take and adopt, pursuant to §§607.0821 and 607.0704, Fla. Stat., respectively, the Florida Business Corporations Law, the following actions in writing and without a meeting in lieu of a special meeting.

RESOLVED, by the board of directors, that the change in the name of the Corporation to WOWI, Inc., by amendment to the Articles of Incorporation in accordance with §607.1003, Fla. Stat., be, and it hereby is, approved and recommended to the stockholders for approval; and

RESOLVED, by the majority holders of the Corporation's common stock, that the change in the name of the Corporation to WOWI, Inc., by amendment to the Articles of Incorporation in accordance with §607.1003, Fla. Stat., be, and upon the recommendation of the Corporation's board of directors it hereby is, approved; and

RESOLVED, that the receipt by telephone facsimile or by electronic delivery of a portable document file of a signature of a director(s) to the within Action, on the same or separate copies hereof, shall be accepted and effective for purposes hereof as an original manual signature of such director(s) and stockholders; provided, that each such director(s) and stockholders delivering his or her signature by telephone facsimile or electronic delivery of a portable document file shall promptly mail or otherwise provide to the Corporation a manually signed signature to the within Actions, the failure of the Corporation to receive same in no wise voiding the signature received by telephone facsimile or electronic delivery of a portable document file, and such director(s) and stockholders may re-execute, at a later date, an original of the within Actions under date of his or her telephone facsimile or portable document file signature without need or requirement to disclose that such re-execution was on any date other than the date of the telephone facsimile or electronic delivery of a portable document file.

The foregoing constitutes a complete record of actions taken, adopted, approved and ratified by the all of the directors of the Corporation.

DATE:	DIRECTORS:
May 16, 2016	Michael Heilman
May 16, 2016	Anthony Russo

The foregoing constitutes a complete record of actions taken, adopted, approved and ratified by the holders of a majority of the Corporation' issued and outstanding common stock.

DATE:	STOCKHOLDERS:	SHARES OWNED	PERCENTAGE
As of May 16, 2016	Michael Heilman	1,405,718	4.7%
As of May 16, 2016	Anthony Russo	24,855,212	82.8%
Total Voting representing 87.5% of total shares issued		26,260,930	87.5%

File: Jolen / Jolen Board Resolution & Shareholder Consent for Name Change May 17, 2016.doc

ACTION BY WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING OF
JOLEN, INC.

The undersigned, being the sole Director of Jolen, Inc., a Florida corporation, does hereby take and adopt, pursuant to §607.0205, Fla. Stat., of the Florida Business Corporation Act, the following actions in writing and without a meeting in lieu of the organizational meeting.

RESOLVED, the purchase of World of Weed, Inc., a Colorado corporation, in an exchange of 25,750,000 shares of the Corporation's authorized but unissued shares of common stock for all of the issued and outstanding equity securities of World of Weed, Inc. with the holders thereof, together with the Stock Exchange Agreement dated May 3, 2016 governing such exchange be, and each of the purchase and the Stock Exchange Agreement hereby are, approve, ratified and confirmed; and

RESOLVED FURTHER, that the issuance of shares of the Corporation's authorized but unissued shares of common stock to the following persons in the following numbers of shares be, and each such issue hereby is, approved:

Name of Holder	Number of Shares	Rule 144 Restricted
Anthony Russo	24,855,212	Yes
Anthony Pugliese	198,842	Yes
Charles Sallah	695,946	Yes

; and

RESOLVED FURTHER, in accordance with §607.0621, Fla. Stat., the board of directors has determined that the consideration to be received for shares approved for issue above is adequate, that this determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable, and that when the Corporation receives the consideration for which the board of directors has authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable; and

RESOLVED FURTHER, that subject to closing of the transactions contemplated by the Stock Exchange Agreement, (i) the resignation of Michael Heilman as the Corporation's chief executive officer, (ii) the election of Anthony Russo as the Corporation's chief executive officer be, and (iii) the election of Michael Heilman as Vice president and each of the resignation and election hereby are, approved; and

RESOLVED FURTHER, that subject to closing of the transactions contemplated by the Stock Exchange Agreement, the relocation of the Corporation's executive and headquarters office to Unit D, 6770 South Yosemite Street, Centennial, Colorado be, and it hereby is, approve; provided that the Corporation shall qualify to do business in the State of Colorado as a foreign corporation; and

RESOLVED FURTHER, that subject to closing of the transactions contemplated by the Stock Exchange Agreement, the name of the Corporation be changed from Jolen, Inc. to World of Weed, Inc.

RESOLVED FURTHER, the issuance of 150,000 shares of the Corporation's authorized but unissued shares of common stock to Michael Heilman for partial payment of the satisfaction of the Corporation's promissory notes issued to Mr. Heilman as established in the Share Exchange Agreement.

RESOLVED FURTHER, that an Escrow Agreement among the Corporation, Mr. Heilman, the World of Weed, Inc. and Jackson L. Morris, Esq., as escrow holder with respect to custody of the Corporation's convertible promissory notes payable to Mr. Heilman and the payment and compromise thereof in connection with the Corporation's acquisition of World of Weed, Inc., be, and it hereby is approved; and

RESOLVED FURTHER, that subject to closing of the transactions contemplated by the Stock Exchange Agreement, the appointment of each of the following named persons, in accordance with §607.0809, Fla. Stat., as directors to fill vacancies on the board of directors be, and each such appointment hereby is, approved:

Anthony Russo

; and

RESOLVED FURTHER, that Michael Heilman will remain as a director of the Corporation.

The foregoing constitutes a complete record of actions taken, adopted, approved by sole director of the Corporation.

DATE: DIRECTOR:

As of May 9, 2016

Michael Heilman

The date of each amendment(s) adoption: May 9, 2016 for Dir/Off; and May 16, 2016 for name change, if other than the date this document was signed.

Effective date <u>if applicable</u>: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(<u>CHECK ONE</u>)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 16, 2016

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael Heilman

(Typed or printed name of person signing)

Director

(Title of person signing)